EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-41035, No. 333-101084 and No. 333-101085 on Form S-8, of Prima Energy Corporation of our report dated March 11, 2004 appearing in this Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 11, 2004